                                                                   EXHIBIT 10.10

                         TECHNOLOGY TRANSFER AGREEMENT

     This Technology Transfer Agreement (the "Transfer Agreement") is made as of the 29th day of October 1997, by and between Telenetics Corporation, a California Corporation ("Telenetics") and SMC Communications Group, Inc., a California Corporation ("SMC Inc.").

                                   RECITALS:

     1. Telenetics, among its other business activities, is in the business of designing, developing, manufacturing, selling and servicing modems and other communication devices.

     2. Telenetics manufactures and sells a modem product under brand name HideAway Line Powered Modem ("the Product"). See exhibits "A" and "B".

     3. The Product was originally designed by Vocal Technologies, LTD ("Vocal") and all rights design and manufacturing of the Product was exclusively and perpetually transferred to SMC Inc. on March 24, 1994 ("the SMC/Vocal Agreement"). See exhibits "C".

     4. Prior to March 24, 1994 the Product in its finished form was purchased by SMC Inc. from Vocal and resold to Telenetics under an agreement signed on January 11, 1994 ("the Resell Agreement") See exhibits "D".

     5. Since March 24, 1994, SMC has been manufacturing and reselling the "product" to Telenetics under the terms of the Resell Agreement.

     6. As of this date, the product remains to be a profitable and viable product for Telenetics, as it is evident through attached exhibit "F".

     NOW, THEREFORE, the Parties agree to the following:

     1. SMC Inc. hereby transfers all rights and designs it obtained under the terms of the SMC/Vocal Agreement to Telenetics.

     2. In consideration, Telenetics will issue to SMC Inc. a 5 year warrant to purchase One Million Five Hundred Thousand (1,500,000) shares of common stock of Telenetics for exercise price of One Tenth of a US Dollar ($.10) per share which is more than the current bid price of the common stock at the time of this Transfer Agreement.

     CONSENT TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE
     ------------------------
JURISDICTION OF ANY CALIFORNIA STATE COURT OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

                                     TELENETICS CORPORATION

                                     By: /s/ MICHAEL ARMANI
                                             -----------------------------------
                                             Michael Armani
                                             President & Chief Executive Officer

                                     SMC COMMUNICATIONS GROUP, Inc.

                                     By: /s/ SHALA SHASHANI
                                             -----------------------------------
                                             Shala Shashani
                                             President

                                                                       EXHIBIT A

                                                                    SELF POWERED
                                                                      DIAL MODEM

                             [LOGO OF TELENETICS]


HIDEAWAY(TM) SERIES
MODEL HA2400LP
DIAL MODEM

                            [ARTWORK OF HIDEAWAY]

Technical Specifications:
DATA RATES:                  2400/1200/300/75 bps Asynchronous
COMPATIBILITY:               Bell 103/212 - CCITT V.22, V.22bis
MODULATION:                  QAM in 2400 bps * DPSK in 1200 bps * FSK in 0-300
                             bps
OPERATION:                   Full or half-duplex
COMMAND SET:                 Hayes(TM) AT Command Set; 40 character buffer
TRANSMIT LEVEL:              -12 dBm
RECEIVE SENSITIVITY:         -43 dBm
DROPOUT LEVEL:               -48 dBm
NON-VOLATILE MEMORY:         Two stored user profiles
                             Four stored phone numbers
POWER:                       Line powered; No battery or AC adapter required
SIZE:                        2.2"W x 3"D x .83"H
WEIGHT:                      2.3 ounces (67 grams)
ENVIRONMENT:                 Operating Temperature: 0 to 40(degrees) C
                             Humidity: 0 to 95% non Condensing

 . Powered from RS232 Interface
 . No Batteries, No AC Adapter
 . 2400bps (V.22bis)
 . Fully Hayes(TM) AT Compatible
 . Auto Fallback, Auto Answer
 . Full & Half Duplex

The HA2400LP is designed for those applications where no external source of power is available. The HideAway derives its power from two isolated sources:
Power from the RS232 interface (TXD, RTS & DTR) activates the HideAway's RS232 drivers, the AT Command set controller and the optical relay that picks up the telephone line; Power from the telephone line then activates the data pump and ancillary telephone line components.

HideAway is uniquely designed to adapt to a wide range of applications in the commercial and industrial environments. Current users include manufacturers of equipment which require remote diagnostics and maintenance. They include utility and telephone companies, test and diagnostic equipment and PBX manufacturers, who require remote access to their equipment for maintenance and data acquisition.

HideAway is also used by companies providing special services and equipment such as energy management and security services. HideAway could be installed in an energy management unit, enabling it to report energy consumption of a remote site to a host. Since the HideAway is a full duplex two way modem, it may receive or initiate a call.

Despite its miniature size of 2.2" x 3" x .83" and its weight of less than 2.3 ounces, HideAway is as powerful as larger desktop modems. Neither the size, nor the low current requirements, affects the superb performance of this unique device. HideAway is fully Hayes(TM) compatible. It complies with CCITT standards V.22bis and V.22 as well as Bell 103 and Bell 212A protocols. HideAway is a smart, rate adaptable modem that adjusts itself to the data rate of the corresponding modem.

                                                                       EXHIBIT B

                             [LOGO OF TELENETICS]

                                   HIDEAWAY

                            [ARTWORK OF TELENETICS]

A truly global modem that works without DC power or batteries anywhere in the world* with the power of standard telephone lines. It weighs less than 3 oz. and easily fits in your shirt pocket.

(Actual size 2" x 2 3/4" x 3/4")

 . 2400, 1200 AND 300 BPS
 . AUTOMATIC FALLBACK
 . EXTENDED AT COMMAND SET
 . AUTO DIAL
 . TONE AND PULSE DIALING
 . STANDARD RS-232
 . NON-VOLATILE MEMORY

*RJ11 Connector is required


The HideAway is a full featured, 2400 baud, line powered pocket modem ideally suited for business, personal and portable computers, as well as industrial application or environment where power is not readily available. By combining all the functions of larger modems together with the convenience of line power in one of the smallest packages in the world, the HideAway establishes the state of the art in pocket modem technology for use in portable and desktop applications.

Featuring small size, ease of use and extended AT command set compatibility, the HideAway is ideal for use with portable computers. The HideAway is also ideal for use with a personal or home computer because it leaves expansion slots free for other uses and it can be easily moved as the computer is upgraded.

The secret to the HideAway is line powering. HideAway gets all the power it needs from the telephone line. No longer does a bulky AC adaptor need to be carried around. Never again is a session interrupted because of a low battery. The HideAway is ready for use 24 hours a day, every day of the week.

Though small in size, the HideAway does not give up any of the features of its larger relatives. The HideAway implements the industry standard AT command set including the latest extensions. Furthermore, the HideAway has internal non-volatile memory for saving the modem configuration and up to four commonly called phone numbers. Full compatibility with the AT command set allows the HideAway to be used with virtually any communication package on just about any computer. The call's status is easily monitored with the AT command set's extended return messages. Through the use of the AT command set, full control of both auto-dialing and auto-answering is provided. Simple commands are used to initiate and answer a telephone call. Most computer communications programs already provide the commands and only a single telephone number has to be given to the computer.

The HideAway extends the state of the art in pocket modems by providing a full featured modem without the need for an external AC adaptor or internal batteries. With its small size and nearly universal compatibility, the HideAway is one of the best modems on the market for business, portable and desktop applications.

TELENETICS(TM)

TELENETICS CORPORATION
26772 VISTA TERRACE DR.
LAKE FOREST, CA 92630
(714) 455-4000
FAX: (714) 455-4010

                                                                       EXHIBIT C

                        PRODUCT MANUFACTURING AGREEMENT
                        -------------------------------

THIS AGREEMENT made and entered into on this 23 day of March, 1994, by and between SMC COMMUNICATIONS GROUP, INC. ("SMC"), a California corporation, located at 26772 Vista Terrace Drive, Lake Forest, California 92630 and VOCAL TECHNOLOGIES, Ltd., ("VOCAL") located at 3032 Scott Blvd., Santa Clara, California 95054. In consideration of the mutual covenants contained herein, the parties agree as follows:

A.1.1 The purpose of this agreement is to provide SMC with the exclusive rights to the manufacturing, sales and marketing of a product designed and developed by VOCAL and described in Exhibit "A" (the "PRODUCT"), under SMC private label.

B.1.1 SMC shall have the right to market and sell the PRODUCT anywhere in the world under its own brand name, ("BRAND NAME").

B.1.2 It is agreed and understood that the BRAND NAME shall be a valuable proprietary asset belonging to SMC and that VOCAL has no right or interest to that name, and shall have no right or authority to use the BRAND NAME on any product.

B.1.3  SMC shall have the right to private label to a third party.

C.1.1 VOCAL shall not with respect to PRODUCT or with respect to any other product that competes with the PRODUCT, circumvent or bypass SMC by contacting or conducting business with any customer or potential customer that SMC is working with. In the events that the technical requirements of a customer or potential customer necessitates direct involvement of VOCAL employees and staff, VOCAL shall treat such contact as a proprietary and confidential contact of SMC as defined and covered by non-disclosure paragraph of this Agreement.

C.1.2 In consideration for the exclusive right to manufacture the PRODUCT and providing the schematics, part list, and any other engineering documents necessary for the manufacturing of the PRODUCT, SMC shall pay a one time fee of $20,000 to VOCAL at the time this agreement is signed and all the documents are transferred to SMC.

D.1.1 The parties agree that the responsibilities set forth in the agreement become effective upon the signing of the agreement and that the terms shall commence from the date of signature by both parties and be valid into perpetuity.

E.1.1 VOCAL agrees to provide four hours technical support and training to SMC staff regarding the PRODUCT sold hereunder.

F.1.1 VOCAL warrants that the PRODUCT sold to SMC does not infringe any US or foreign patent or other rights and in the event SMC or any of its customers receives a claim that the PRODUCT or any part thereof infringes on any patent, copyrights, or trademarks, SMC shall immediately notify VOCAL in writing of such claims. VOCAL shall defend or settle such claim at its option. In any event, VOCAL will indemnify and hold SMC harmless from any resulting cost of damages including reasonable attorneys fees. VOCAL shall prosecute claims against others manufacturing or marketing products which infringe on VOCAL's patent or other rights, or may choose to delegate the right to prosecute such infringement to SMC.

G.1.1. Vocal retains the right to sell or otherwise transfer the patent rights for the PRODUCT, provided, however, that any such sale or transfer shall be subject to the rights of SMC hereunder which rights will not be affected by such sale or transfer.

H.1.1 The confidentiality of SMC's and VOCAL's proprietary information will be guarded by both parties as if they were their own. All such confidential information will be marked as such by both parties and remain the property of its originator. The confidentiality agreement set forth in this section will not be effective if a) either party is required to disclose such information by court order b) information has been disclosed by a party seeking to maintain confidentiality or c) information is already publicly disclosed or available.

H.2.1 VOCAL retains all proprietary rights in and to all designs, engineering details, and other data pertaining to any product specified in this Agreement.

H.2.2 VOCAL retains the right to use the patented power circuitry design, described in Exhibit "C", in other products that do not compete with the PRODUCT.

I.1.1 This Agreement shall be construed in accordance with the laws of the State of California.

I.2.1 In the event that any provisions of this Agreement shall be unenforceable or illegal, such provision shall be severed; and the entire agreement shall not fail, but the balance of the Agreement shall continue in full force and effect.

I.2.2 The rights and obligations created hereunder are personal in nature and cannot be assigned by either party voluntarily or by operation of the law without the written consent of the other party.

I.3.1 The persons executing this Agreement warrant that they have the right, power, legal capacity, and appropriate authority to enter into this Agreement on behalf of the entity for whom they sign.

I.4.1 This Agreement may be executed in any number of counterparts, and each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

I.4.2 This Agreement and the letter from VOCAL president dated March 23, 1994 herein attached as exhibit "B" constitutes the entire understanding of the parties and no representations or statements made by a representative of the parties which is not stated herein shall be binding.

SMC Communications Group, Inc          VOCAL Technologies, Ltd.

By:      /s/ SHALA SHASHANI            By:       /s/ MICHAEL ARMANI
         -------------------------               -------------------------

Title:   President                     Title:
         -------------------------               -------------------------


Date:    -------------------------     Date:     -------------------------

                                                                       EXHIBIT D

                                   AGREEMENT

THIS AGREEMENT is made between TELENETICS CORPORATION ("TELENETICS"), a California corporation, and SMC COMMUNICATIONS GROUP, INC. ("SMC"), a California corporation.

WHEREAS, SMC owns certain manufacturing rights to a line powered modem product (the "PRODUCT") as more fully described in the Exhibit "A" to this agreement;

WHEREAS, TELENETICS has been marketing the PRODUCT under its own brand name, the HIDEAWAY, as shown in the Exhibit B;

SMC agrees to sell the PRODUCT to TELENETICS at price of $85.00 per unit for the indefinite period of time, until either parties decide to terminate this agreement with a 30 day written notice.

SMC will have the right to use TELENETICS' brand name in its own marketing effort, as long as this agreement is in effect.

Due to the inability of TELENETICS to purchase the PRODUCT from SMC on a cash on delivery basis, SMC will provide TELENETICS with a line of credit at SMC's sole discretion. SMC will have the right to collect the checks from those customers to which the PRODUCT is sold through TELENETICS, (the "CUSTOMERS"), as listed in Exhibit "C", and, after deducting the monies it is owed to by TELENETICS, reimburse the difference to TELENETICS.

This agreement, further obligates TELENETICS to open a bank account under its own corporate name and to authorize SMC to be the sole signer on that account for the purpose of depositing checks from the CUSTOMERS.

Furthermore, TELENETICS agrees, that if so desired by SMC, to issue a security agreement covered under UCC-1 filing, or to amend its current Security Agreement with SMC Group, to cover monies owed to SMC COMMUNICATIONS GROUP, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives, as of the date listed below.

SMC COMMUNICATIONS GROUP, INC.


/s/ SHALA SHASHANI
-------------------------

Date: 1-11-94

TELENETICS CORPORATION

/s/ MICHAEL ARMANI
-------------------------

Date: January 11-1994

                                                                       EXHIBIT F

                            SALES BY MODEM BY MONTH
                            -----------------------

SALES BY         Years     ACT_SHIP
MODEM BY        --------   --------
 MONTH                       1997                       1998
---------       ------------------------------   ------------------
COMMODITY         Qtr2       Qtr3       Qtr4       Qtr1      Qtr2    Grand Total
---------       --------   --------   --------   --------   -------  -----------
202T            $326,347   $232,561   $143,411   $267,392   $46,114   $1,015,826
14.4            $148,983   $104,746   $129,028   $379,307   $20,640   $  782,704
ALPHA           $258,650              $330,703   $138,548             $  727,900
HA              $ 35,194   $ 34,086   $ 39,804   $152,236   $ 9,712   $  271,032
2400            $ 22,458   $ 42,415   $ 27,194   $ 49,128   $20,013   $  161,207
14.4L           $  5,960   $ 10,174   $ 13,427   $ 31,411   $23,296   $   84,267
9.6FP           $  6,805   $  2,020   $ 12,660   $ 16,542   $ 1,604   $   39,631
2496            $  1,777   $  8,949   $  4,028   $ 18,358             $   33,112
9.6FD                                 $ 18,597   $  2,970   $14,740   $   36,307
28.8            $  3,086   $  4,563   $  2,417   $  4,806             $   14,871
LDM             $    720   $  5,125   $  3,564   $  2,592             $   12,001
2496L           $  1,418   $  2,534   $    707   $    850   $ 1,699   $    7,208
FO              $  4,790              $    471   $  1,456             $    6,717
PUR             $    619   $    707   $    288   $  3,740   $ 3,580   $    8,934
ASSY            $    638   $  1,053   $    842   $    443   $    25   $    3,001
2.4                                              $    690             $      690
(blank)                                          $    486   $ 3,762   $    4,248

6/5/98                           CONFIDENTIAL                                  1